EXHIBIT 99.1

NEWS

INVESTOR CONTACT: (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800)796-8448

For Immediate Release

COUNTRYWIDE REPORTS FEBRUARY 2005 OPERATIONAL DATA
– MORTGAGE LOAN PIPELINE INCREASES TO $55 BILLION –
– SERVICING PORTFOLIO REACHES $878 BILLION –
– TOTAL ASSETS AT COUNTRYWIDE BANK CLIMB TO $46 BILLION –

CALABASAS, CA (March 8, 2005) – Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider, released operational data for the month ended February 28, 2005. Highlights included the following:

•	Mortgage loan fundings declined by 5 percent from January to $27 billion, but were 16 percent higher than February 2004.

—	Monthly purchase volume of $12 billion was 5 percent less than the prior month but 31 percent greater than February 2004.

—	Adjustable-rate loan fundings were $14 billion, a decline of 7 percent from last month, but rose 37 percent over February 2004.

—	Monthly home equity loan fundings fell by 4 percent from last month to $2.6 billion but remained 60 percent greater than February 2004.

—	Subprime loan volume fell by 32 percent from last month, primarily due to a lower level of subprime originations sourced by the Capital Markets segment, but remained 23 percent greater than February 2004. Excluding Capital Markets activity, subprime loan volume fell by 4 percent from January 2005.

•	Average daily mortgage application activity for the month of February rose by 11 percent over last month to reach $2.3 billion, and was 18 percent more than February 2004. Accordingly, the mortgage loan pipeline increased to $55 billion at February month-end, an increase of 14 percent over January 2005 and 25 percent greater than February 2004.

•	The mortgage servicing portfolio reached $878 billion, an increase of $209 billion, or 31 percent, over February 2004.

•	Monthly securities trading volume was $256 billion, rising 3 percent over last month and up 16 percent over February 2004.

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Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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•	Total assets at Countrywide Bank reached $46 billion, advancing 6 percent over last month and more than double the level at February 2004.

•	Monthly net earned premiums at Balboa were $64 million, a decline of 7 percent from last month and 2 percent less than February 2004. Lower earned premiums resulted from volatility in the lender-placed business, as both voluntary earned premiums at Balboa L&C and earned premiums at Balboa Re increased over the prior month.

•	Subservicing volume at Global Home Loans was $118 billion, an increase of 5 percent over February 2004.

“Production volume for the month of February was representative of seasonal trends and a modest rise in interest rates from the preceding months,” said Stanford L. Kurland, President and Chief Operating Officer. “However, a temporary drop in the 10-year U.S. Treasury yield to 4.0 percent during the month spurred a higher level of refinance application activity, evidenced by an increase in the MBA refinance application index, which surpassed the 2500 mark by mid-February, its highest level since April 2004. Accordingly, Countrywide’s average daily application volume for the month increased, and the mortgage loan pipeline grew by 14 percent compared to January to reach $55 billion at month-end. It’s noteworthy that January and February had 19 business days whereas March will have 23 business days. The servicing portfolio continued to expand, reaching $878 billion, and is poised to exceed the $1 trillion level before year-end 2005. Diversified businesses rounded out our operational activities, led by growth in assets at Countrywide Bank to $46 billion and $256 billion in securities trading volume by the Capital Markets segment.”

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime-quality loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; interest rate paths; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	February 28,	February 29,	February 28,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	19	19	38
Average Daily Mortgage Loan Applications	$2,329	$1,968	$2,218
Mortgage Loan Pipeline (loans-in-process)	$54,774	$43,760
Commercial Real Estate Loan Pipeline (loans-in-process)	$308	$—

Loan Fundings:
Consumer Markets Division	$8,520	$7,326	$16,667
Wholesale Lending Division	5,378	4,801	10,555
Correspondent Lending Division	9,648	8,518	19,902

Total Mortgage Banking	23,546	20,645	47,124
Capital Markets	1,050	1,046	3,240
Treasury Bank (2)	2,310	1,582	4,787

Total Mortgage Loan Fundings	26,906	23,273	55,151
Commercial Real Estate Fundings	226	—	473

Total Loan Fundings	$27,132	$23,273	$55,624

Loan Fundings in Units:
Consumer Markets Division	56,651	54,962	110,644
Wholesale Lending Division	27,846	27,880	54,651
Correspondent Lending Division	51,625	50,250	108,689

Total Mortgage Banking	136,122	133,092	273,984
Capital Markets	3,582	3,491	14,255
Treasury Bank (2)	19,969	16,760	39,873

Total Mortgage Loan Fundings in Units	159,673	153,343	328,112
Commercial Real Estate Units	11	—	17

Total Loan Fundings in Units	159,684	153,343	328,129

Mortgage Loan Fundings:
Purchase (3)	$12,052	$9,226	$24,698
Non-purchase (3)	14,854	14,047	30,453

Total Mortgage Loan Fundings	$26,906	$23,273	$55,151

Mortgage Loan Fundings by Product:
Government Fundings	$695	$1,117	$1,341
ARM Fundings	$14,081	$10,293	$29,161
Home Equity Fundings	$2,618	$1,637	$5,350
Subprime Fundings	$2,605	$2,124	$6,456

MORTGAGE LOAN SERVICING (4)
Volume	$878,270	$669,076
Units	6,450,135	5,234,634
Subservicing Volume (5)	$21,389	$15,548
Subservicing Units	212,654	163,190
Prepayments in Full	$11,790	$13,090	$24,198
Bulk Servicing Acquisitions	$4,136	$3,123	$12,611
Portfolio Delinquency (%) — CHL (6)	3.74%	3.71%
Foreclosures Pending (%) — CHL (6)	0.45%	0.44%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	February 28,	Febuary 29,	February 28,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	696,309	547,704	1,391,482
Flood Determinations	260,748	188,150	494,248
Appraisals	76,441	51,425	144,750
Automated Property Valuation Services	508,279	356,077	1,004,748
Other	15,337	14,218	31,364

Total Units	1,557,114	1,157,574	3,066,592

CAPITAL MARKETS
Securities Trading Volume (7)	$256,305	$221,082	$504,521

BANKING
Assets Held by Treasury Bank (in billions)	$45.9	$21.8

INSURANCE
Net Premiums Earned:
Carrier	$49	$52	$104
Reinsurance	15	13	29

Total Net Premiums Earned	$64	$65	$133

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$118	$112

Period-end Rates
10-Year U.S. Treasury Yield	4.36%	3.99%
FNMA 30-Year Fixed Rate MBS Coupon	5.34%	5.00%

(1) The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2) Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3) Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4) Includes loans held for sale, loans held for investment, and loans serviced under subservicing agreements for others.

(5) Subservicing volume for other clients.

(6) Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7) Includes trades with Mortgage Banking Division.

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